August 29, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 31, 2022 of Destiny Media Technologies Inc. (the "Company") and are in agreement with the statements contained in paragraphs 1, 2 and 3 on Page 2 therein.  We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours very truly,

DAVIDSON & COMPANY LLP

Chartered Professional Accountants